UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2023

VALVOLINE INC.

(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100

Lexington, KY 40509

(Address of principal executive offices)

(859) 357-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On May 10, 2023, Valvoline Inc. (“Valvoline” or the “Company”) issued a press release (“Press Release”) announcing its financial results for the fiscal second quarter ended March 31, 2023. A copy of Valvoline’s Press Release is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1, which is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure

On May 10, 2023, Valvoline will make the Press Release available on its website located at http://investors.valvoline.com. On May 10, 2023, Valvoline will make available a webcast and slide presentation relating to the Press Release on Valvoline’s website located at http://investors.valvoline.com.

Item 8.01.	Other Events

On May 10, 2023, Valvoline announced its intention to commence a modified “Dutch auction” tender offer for up to $1 billion in value of shares of its common stock, subject to market conditions, at a specified price range that is yet to be determined. The tender offer will form part of Valvoline’s $1.6 billion share repurchase authorization announced on November 15, 2022.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated May 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

In connection with the disclosures set forth in Items 2.02 and 7.01, the information in this Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Form 8-K, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements. Such forward-looking statements may include, without limitation, statements about the expected tender offer, including the value of shares that we expect to offer to purchase in the tender offer and whether we actually commence and consummate the tender offer as planned or at all. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

Additional Information and Where to Find It

This Form 8-K is for informational purposes only, is not a recommendation to buy or sell the Company’s common stock and does not constitute an offer to buy or the solicitation to sell the Company’s common stock. The tender offer described in this Form 8-K has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this Form 8-K or at all. The tender offer will be made only pursuant to the Offer to Purchase, the Letter of Transmittal and other related materials that the Company expects to file with the SEC upon commencement of the tender offer. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS (AND ANY AMENDMENT OR SUPPLEMENT THERETO) IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER, THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. If and when the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer materials (including the Offer to Purchase, the Letter of Transmittal and other related materials) that the Company will be filing with the SEC at the SEC’s website at http://www.sec.gov. In addition, if and when the tender offer is commenced, the Company will provide contact information for shareholders if they should have any questions or assistance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: May 10, 2023	By:	/s/ Mary E. Meixelsperger
Mary E. Meixelsperger
Chief Financial Officer